OTC:BB Symbol:  MBYL

PRESS RELEASEJanuary 25, 2010
Mobile Data Corp. Launches Corporate Website, and Announces Plans for its MDC GPS Flagship Application to Target the Growing Market in Smartphone’s

January 25, 2010 San Jose, CA Mobile Data Corp.  (OTCBB: MBYL) is pleased to announce that Mobile has launched its new website at www.mobiledatacorp.com and is preparing to debut its software application technology to the marketplace.

The technology is a software application that will run in the background and collect and transmit location data to a server.  This information will be invaluable in numerous applications such as location monitoring of motor vehicles, children, and members of social networking groups.

Mobile Data Corp. ("MDC") is an independent software development company whose mandate is to provide solutions for telecommunications and computer convergence for the year 2010 and beyond.  In October 2009, MDC acquired the right to develop a leading edge Global Positioning System ("GPS") tracking technology for the latest generation of GPS enabled Smartphone’s. MDC has commenced research and development of the technology.  The technology is to be marketed under the name MDC-Tracker™.

MDC has initially targeted Research in Motion Limited's ("RIM") Storm 2 as the first device for its MDC-Tracker™ technology. MDC plans to expand support to more Smartphone’s including future RIM devices, the Apple iPhone and the Google Android.

The MDC-Tracker™ technology is being designed to enhance the underlying base services provided by the Smartphone manufacturer.  Software application programming interfaces (APIs) have been developed to allow third party developers to rapidly deploy many types of location based services in both Internet and stand alone modes.

MDC further announces that Mr. Steven Cozine has replaced Ms. Jimenez Rivero as the President and CEO effective January 25, 2010.

About Mobile Data Corp.

Mobile Data Corp. ("MDC") is an independent software developer whose mandate is to provide solutions for telecommunications and computer convergence, and to develop an interface for the use in the Smartphone market that provides the transference of any type of location based data and metadata.  It is Mobile Data Corp.'s mission to have firmware extensions available and added to every major Smartphone by the end of 2012.

On behalf of the Board of Directors,

  /s/ Belkis Jimenez Rivero

Belkis Jimenez Rivero
Director & CFO

Mobile Data Corp.
2033 Gateway Place
5th Floor
San Jose, California 95110

Phone: 1 408 573 6000
Fax: 1 408 437 1201
email: mobiledatacorp@yahoo.com

Safe Harbor Statement

Forward-looking statements in this news release are made pursuant to the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995.  When used herein, words such as "intend" and similar expressions are intended to identify forward-looking statements.  Forward-looking statements are based on assumptions made by and information available to Mobile Data Corp.  Investors are cautioned that such forward-looking statements involve risks and uncertainties.  Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, continued acceptance of Mobile’s products, technological changes and the successful development of new products, dependence on third-party networks to provide services, dependence on intellectual property rights, increased levels of competition, possible product defects and product liability, changes in Canadian and foreign laws and regulations, significant fluctuations of quarterly operating results, risks related to international sales and potential foreign currency exchange fluctuations, the initiation or outcome of litigation, acts or potential acts of terrorism, international conflicts, and other risks and factors detailed from time to time in Mobile’s periodic reports filed with the United States Securities and Exchange Commission, and other regulatory authorities.  Should one or more of these risks or uncertainties materialize, or should any of Mobile’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Mobile’s forward-looking statements. Except as required by law, Mobile disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.  This communication to shareholders and the public contains certain forward-looking statements. Actual results may differ materially from those indicated by such statements.  All statements, other than statements of historical fact, included herein, including, without limitations statements regarding future production, are forward looking statements that involve various risks and uncertainties.  There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No Stock Exchange has reviewed nor accepts responsibility for the adequacy or accuracy of this release.